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                                                                    Exhibit 23.5
                                                                    ------------


                        CONSENT OF INDEPENDENT ENGINEERS



The Board of Directors of
Pure Resources, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48346, 333-37868 and 333-37870), the Post-
Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-34970) and the Registration Statement on Form S-4 (No. 333-34970) of Pure Resources, Inc., of references to our decommissioning estimates included or incorporated in this Annual Report on Form 10-K.

TWACHTMAN SNYDER & BYRD, INC.



/s/ Robert C. Byrd
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Twachman Snyder & Byrd, Inc.
Robert C. Byrd
Vice President

March 2, 2001